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                                                  Exhibit 24.2




                            SIGNATURES

     The signature pages of this registration statement and of any amendment or amendments thereto hereafter filed shall be deemed to include the following:



VOTED: That this Company file one or more registration statements with the Securities and Exchange Commission under the Securities Act of 1933 with reference to the Additional Common Shares; that the officers of the Company or John G. Cochrane, Jennifer L. Kenney, ames P. Meehan, or Robert King Wulff, as attorney-in-fact for this Company are severally authorized in the name and on behalf of the members of this Board, to execute and file such registration statements, and any amendment or amendments thereto as the officer or officers or attorney-in-fact so acting deem advisable; and that the principal executive officer or officers, the principal financial officer, and the principal accounting officer of this Company are authorized to execute such registration statements and such amendment or amendments thereto.



     I, Cheryl A. LaFleur, hereby certify that I am Secretary of New England Electric System; that the foregoing is a true copy from the records of votes duly passed at a meeting of the Directors of said company duly held February 24, 1998, at which meeting a quorum was present and acting throughout; and that said vote remains in full force and effect without alteration.



A T T E S T:                       s/ Cheryl A. LaFleur
                                   ___________________________
                                   Secretary